Exhibit 99.1

Investor Relations:
Geoffrey M. Boyd
Chief Financial Officer
612-436-6697

Media Inquiries:
Jenna M. Soule
Sr. Manager, Communications
612-436-6426

For Immediate Release

Eschelon Telecom, Inc. Completes Acquisition of Advanced TelCom, Inc.

Acquisition Creates Premier Facilities-based Competitive Local Exchange Carrier in Key Western States

Minneapolis, MN – January 3, 2005: Eschelon Telecom, Inc., a provider of voice, data, Internet services and business telephone systems, announced that it has completed its acquisition of Advanced TelCom, Inc., a Competitive Local Exchange Carrier (CLEC).  Advanced TelCom provides services primarily in California, Nevada, Oregon and Washington to more than 18,000 customers that utilize approximately 116,000 access lines.

Eschelon purchased the stock of Advanced TelCom from Advanced TelCom Group, Inc., an affiliate of General Electric Capital Corporation (“GECC”), for $45.5 million in cash.  In a related transaction, Eschelon also repurchased 6,780,541 shares of its Series A Preferred Stock from another GECC affiliate. Including synergies, Eschelon expects to realize approximately $14 - $18 million of additional annualized EBITDA in 12-18 months from the transaction.

“With the completion of this acquisition, Eschelon will have a leading market position among CLECs operating in the Pacific Northwest with a revenue run rate in excess of $215 million and over 350,000 access line equivalents in service,” stated Richard A. Smith, President and Chief Executive Officer of Eschelon Telecom, Inc. “The combined organization creates a regional powerhouse that customers can rely on for greater resources, continued solid customer service, innovative products and an even better value for their voice and data services.”

“Our integration team, made up of senior level management from both organizations, has been working to bring together associates, networks, processes and systems to create the premier CLEC operating in our markets,” stated Bob Pickens, Executive Vice President of Marketing and Integration Program Chairman. “Both companies have proven experience in managing successful integrations and our top priority will be to continue providing our customers with the highest level of service and support.”

“This transaction combines the strengths and market presence of both companies to create the premier super-regional CLEC operating in key states in the western U.S.,” stated Smith. “With our expanded local facilities-based coverage and our financial strength we’ve created a company poised for growth.”

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. was founded in 1996 and is a rapidly growing provider of integrated voice, data and Internet services. Headquartered in Minneapolis, Minnesota, the company offers small and medium sized businesses a comprehensive line of telecommunications and Internet products including local lines, long distance, business telephone systems, DSL, Dedicated T-1 access, network solutions and Web hosting.  With the acquisition of Advanced TelCom, Inc. completed, Eschelon employs approximately 1,200 telecommunications/Internet professionals, serves approximately 50,000 business customers, and has more than 350,000 access lines in service throughout its markets in Minnesota, Arizona, Utah, Washington, Oregon, Colorado, Nevada and California. For more information, please visit our web site at www.eschelon.com.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict.  Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with ILECs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.

###